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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Body Central Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2011 annual meeting of stockholders of Body Central Corp. (the "Company") will be held in The Florida Room of the River Club, One Independent Drive, 35th Floor, Jacksonville, Florida 32202, on Wednesday, May 25, 2011, beginning at 9:30 a.m. local time. At the meeting, the holders of the Company's outstanding common stock will act on the following matters:

        (1)   to elect the three nominees as directors named in the attached proxy statement to serve terms expiring at the annual meeting of stockholders to be held in 2014 and until their successors have been elected and qualified;

        (2)   to approve an advisory resolution on executive compensation;

        (3)   to conduct an advisory vote on the frequency of future advisory votes on executive compensation;

        (4)   to amend the Company's Third Amended and Restated Certificate of Incorporation in order to reduce the total number of authorized shares;

        (5)   to approve the Company's Amended and Restated 2006 Equity Incentive Plan as amended and restated;

        (6)   to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accounting firm for fiscal 2011; and

        (7)   to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on March 28, 2011 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

        It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares via the Internet or by telephone, as instructed on the Notice of Internet Availability of Proxy Materials or as instructed on the accompanying proxy. If you received or requested a copy of the proxy card by mail, you may submit your vote by completing, signing, dating and returning the proxy card by mail. We encourage you to vote via the Internet or by telephone. These methods save us significant postage and processing charges. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

By Order of the Board of Directors,
Julia B. Davis Secretary and General Counsel

Dated: April 11, 2011

ABOUT THE ANNUAL MEETING	1
PRINCIPAL STOCKHOLDERS	7
PROPOSAL NO. 1 ELECTION OF DIRECTORS	9
CORPORATE GOVERNANCE	12
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
PROPOSAL NO. 2 ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	36
PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	37
PROPOSAL NO. 4 PROPOSED AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	38
PROPOSAL NO. 5 APPROVAL OF THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN AS AMENDED AND RESTATED	39
PROPOSAL NO. 6 THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011	46
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	47
AUDIT COMMITTEE REPORT	48
STOCKHOLDER PROPOSALS FOR THE 2012 MEETING	49
OTHER MATTERS	49
CERTIFICATE OF AMENDMENT TO THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BODY CENTRAL CORP	A-1
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN AS AMENDED AND RESTATED	B-1

Body Central Corp.
6225 Powers Avenue
Jacksonville, Florida 32217

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2011

PROXY STATEMENT

        The board of directors of Body Central Corp. is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Wednesday, May 25, 2011, beginning at 9:30 a.m. in The Florida Room of the River Club, One Independent Drive, 35th Floor, Jacksonville, Florida 32202, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, the accompanying form of proxy and the Company's annual report are being sent to stockholders on or about April 11, 2011.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

        In accordance with regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish these materials on the Internet unless the stockholder has previously requested to receive these materials by mail or e-mail. On or about April 11, 2011, we mailed to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and to vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions for requesting these materials included in the Notice.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

        Our board of directors is soliciting proxies for the 2011 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 28, 2011 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

        If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs.

        If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxyvote.com.

        Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Body Central Corp.
Attn: Julia B. Davis
6225 Powers Avenue
Jacksonville, Florida 32217
(904)-737-0811

        If you hold your shares in an account at a brokerage firm or bank participating in a "street name" program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

        If you choose to receive your proxy materials by accessing the Internet, then before next year's annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

How can I obtain paper copies of the proxy materials, 10-K and other financial information?

        Stockholders can access our 2011 proxy statement, Form 10-K as well as our other filings with the SEC and our corporate governance policies and other information on the investor relations page of our website www.bodyc.com.

        If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies by written request addressed to:

Body Central Corp.
Attn: Julia B. Davis
6225 Powers Avenue
Jacksonville, Florida 32217
(904)-737-0811

        We will also furnish any exhibit to the 2010 Form 10-K if specifically requested.

Who is entitled to vote at the meeting?

        Holders of common stock as of the close of business on the record date, March 28, 2011, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 15,655,957 shares of common stock.

How many votes do I have?

        Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

        Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver's license, state identification or passport). If a stockholder's shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

        Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock issued and outstanding on the record will constitute a quorum, permitting the conduct of business at the meeting.

        Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

        If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

        Our board of directors has designated B. Allen Weinstein and Julia B. Davis, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

        Voting by Telephone or Through the Internet.    If you are a registered stockholder (that is, if you own shares in your own name and not through a broker, bank or other nominee that holds shares for your account in a "street name" capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by May 24, 2011. Please see the Notice of Internet Availability or proxy card for instructions on how to access the telephone and Internet voting systems.

        Voting by Proxy Card.    Each stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

        If you hold your shares in "street name," you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

        Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal other than the ratification of our auditors and the individuals designated as proxies will vote your shares FOR the ratification of our auditors . The board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

        Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the annual meeting and voting in person. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our board of directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

        To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

        Directors are elected by a plurality of the votes cast at the meeting, which means that the three nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        The advisory resolution on executive compensation, commonly referred to as a "say-on-pay" resolution, is non-binding on the board of directors. Although the vote is non-binding, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of the Company's compensation program.

        The advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Notwithstanding the board's recommendation and the outcome of the stockholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

        The amendment to the Company's Third Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least sixty-seven percent (67%) of the Company's outstanding common stock.

        The approval of the Company's Amended and Restated 2006 Equity Incentive Plan as amended and restated and the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for fiscal 2011 require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

        In the election of directors, you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

        For the advisory vote on the frequency of future advisory votes on executive compensation, you may vote for "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN." For the advisory resolution on executive compensation, the amendment to the Company's Third Amended and Restated Certificate of Incorporation, the approval of the Company's Amended and Restated 2006 Equity Incentive Plan as amended and restated, the advisory vote on the frequency of future advisory votes on executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for fiscal 2011, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against the amendment to the Company's Third Amended and Restated Certificate of Incorporation, the approval of the Company's Amended and Restated 2006 Equity Incentive Plan as amended and restated and the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for fiscal 2011.

        If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2011 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee is permitted to vote your shares on the appointment of PricewaterhouseCoopers LLP as our independent auditor without receiving voting instructions from you. In contrast, the election of directors, the advisory vote on executive compensation, the advisory vote on frequency of advisory votes on executive compensation, the amendment to the Company's Third Amended and Restated Certificate of Incorporation and the approval of the Company's Amended and Restated 2006 Equity Incentive Plan as amended and restated are "non-discretionary" items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors, the advisory vote on executive compensation, the advisory vote on frequency of advisory votes on executive compensation and the approval of the Company's Amended and Restated 2006 Equity Incentive Plan as amended and restated because in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. However, because the amendment to the Third Amended and Restated Certificate of Incorporation the

affirmative vote of the holders of at least sixty-seven percent (67%) of the Company's outstanding common stock, a broker non-vote will have the same effect as a vote against the amendment.

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information known to the Company regarding beneficial ownership of the Company's common stock, as of March 21, 2011, by each person known by the Company to own more than 5% of our common stock, each director, a director nominee and each of the executive officers identified in the Summary Compensation Table and by all of its directors, director nominees and executive officers as a group. The table lists the number of shares and percentage of shares beneficially owned based on 15,655,957 shares of common stock outstanding as of March 21, 2011. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
5% Stockholders:
WestView Capital Partners, L.P.(2)	1,326,435	8.5%
Entities advised by PineBridge Investments(3)	1,254,099	8.0%
Executive Officers, Directors and Director Nominee
Beth R. Angelo(4)	380,586	2.4%
Martin P. Doolan(5)	17,686	*
Donna R. Ecton	—	*
Scott M. Gallin(3)	1,254,099	8.0%
John K. Haley	—	*
Jerrold S. Rosenbaum	728,308	4.7%
Carlo A. von Schroeter(2)	1,326,435	8.5%
John H. Turner(2)	1,326,435	8.5%
Richard L. Walters(6)	119,869	*
B. Allen Weinstein(7)	68,370	*
All, directors, director nominees and executive officers as a group (ten persons)	3,895,353	24.4%

*
Less than one percent

(1)
Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 21, 2011 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated below, the business address of each of our named executive officers and directors is 6225 Powers Avenue, Jacksonville, Florida 32217.

(2)
Carlo von Schroeter, our director, is a managing partner and John Turner, our director, is a general partner of WestView Capital Partners, L.P. and may be deemed to beneficially own the shares of common stock held by it. Both Messrs. von Schroeter and Turner disclaim such beneficial ownership. As the general partner of WestView Capital Partners, L.P., WestView Capital Management, L.P. may be deemed to beneficially own the shares. As the general partner of WestView Capital Management, L.P.,

  WVCP Management, LLC may be deemed to beneficially own the shares. Richard J. Williams, as an individual manager of WVCP Management, LLC with shared voting and dispositive power over the shares, may be deemed to beneficially own the shares. Mr. Turner has elected not to stand for re-election at the annual meeting. The address for Messrs. von Schroeter and Turner and WestView is 125 High Street, 26th floor, Boston MA 02110.

(3)
PineBridge PEP III Direct, L.P., PineBridge PEP IV Co-Investment, L.P., PineBridge Vantage Partners, L.P., American International Group, Inc. Retirement Plan and APEN Bermuda Ltd. are advised by PineBridge Investments. PineBridge Investments has sole voting power and sole investment power over the shares and is the beneficial owner of shares held by these entities, with the exception of APEN Bermuda Ltd. for which it disclaims beneficial ownership. Scott Gallin, our director, is a managing director of PineBridge Investments and may be deemed to beneficially own the shares of common stock held by these entities. Mr. Gallin disclaims such beneficial ownership. The address for Mr. Gallin and PineBridge Investments is 399 Park Avenue, 4th Floor, New York, NY 10022.

(4)
Includes 114,478 shares of common stock issuable upon exercise of options exercisable within 60 days of March 21, 2011.

(5)
Consists of common stock held by the Doolan Family First Limited Partnership. Martin Doolan, our director, is managing general partner of the Doolan Family First Limited Partnership and is deemed to beneficially own the shares of common stock held by it. Mr. Doolan disclaims such beneficial ownership.

(6)
Consists of 119,869 shares of common stock issuable upon exercise of options exercisable within 60 days of March 21, 2011.

(7)
Consists of 68,370 shares of common stock issuable upon exercise of options exercisable within 60 days of March 21, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of common stock with the Securities and Exchange Commission and the NASDAQ Global Market. Based on a review of the Securities and Exchange Commission filed ownership reports during fiscal 2010, the Company believes that all Section 16(a) filing requirements were met during fiscal 2010.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

        The Company's amended and restated bylaws provide that the number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The number of authorized directors as of the date of this proxy statement is eight. The board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

        The terms for three directors will expire at this 2011 annual meeting. The three nominees named below are the only individuals that our board has nominated for election to the board at this 2011 annual meeting. Directors elected at the 2011 annual meeting will hold office for a three-year term expiring at the annual meeting in 2014 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of the Company with the exception of Donna R. Ecton. At the March 21, 2011 board meeting, Mr. John Turner advised the board that he would not stand for re-election. The board has nominated Donna R. Ecton to fill the vacancy created by Mr. Turner's departure.

        All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the board may, prior to the annual meeting, (i) reduce the size of the board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time. The information presented below for the director nominees has been furnished to the Company by the director nominees and directors.

        In selecting directors, we consider factors that are in our best interests and those of our stockholders, including diversity of backgrounds, experience and competencies that our board of directors desires to have represented. These competencies include: independence; adherence to ethical standards; the ability to exercise business judgment; substantial business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our board of directors together with any core competencies or technical expertise necessary for our committees. We believe that each director and director nominee possesses these qualities and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and to our board of directors.

        The experience, qualifications, attributes and skills that caused the nominating and corporate governance committee and the board to determine that the persons should serve as a director of our Company are described in each director nominee's and each director's biography below.

Director Nominees for Three Year Terms That Will Expire in 2014:

        Scott M. Gallin, age 38, has served as a member of our board of directors since October 2006. Mr. Gallin has been a managing director of PineBridge Investments, a multi-strategy investment manager, where he has worked since 2002. Additionally, Mr. Gallin is an adjunct professor of finance and economics at Columbia Business School, where he has taught courses since 2003 on private equity. He has also previously taught at the University of California, Berkeley's Haas School of Business and at the Tsinghua University in Beijing, China. Mr. Gallin has served on the board of directors of Flash Global Logistics, a global supply logistics company, a private company, since April 2007. Mr. Gallin previously served on the boards of directors of Faith Media Holdings, a book publisher, from June 2006 to December 2006, Best Brands Corp., a distributor and manufacturer of baking products, from December 2006 to March 2010, Everest Connections, a broadband communications company, from June 2006 to February 2008, Medispectra Inc., a medical device company, from February 2007 to June 2007, and Legendary Pictures, a motion picture production company, from June 2009 to September 2010, each a private company. Prior to joining PineBridge, he worked for Kluge & Co., an affiliate of Metromedia Company that is responsible for executing and managing venture-stage, growth equity and buyout transactions. Mr. Gallin received B.A. and M.A. degrees in 1995 from the University of Pennsylvania and an M.B.A. degree in 2002 from Columbia Business School. He was awarded a Fulbright Scholarship in 1995. As a professor and a professional with more than 14 years of experience in the private equity sector and with experience serving on numerous boards, Mr. Gallin brings to our board of directors a unique perspective and strong financial and business acumen.

        Carlo A. von Schroeter, age 47, has served as a member of our board of directors since 2006. Mr. von Schroeter is a managing partner of WestView Capital Partners, L.P., a private equity group with over $500 million in assets under management, which he co-founded in 2004. Prior to founding WestView, Mr. von Schroeter was a general partner at Weston Presidio from 1992 to 2003, a private equity fund. Mr. von Schroeter serves on the boards of directors of the following private companies: Advanced Technology Services, Inc., a provider of service solutions to manufacturers, since January 2008, SpectorSoft Corporation, a provider of PC/Internet monitoring products, since July 2008, OneNeck IT Services Corporation, a hosting and managed services provider, since June 2006, Ruffalo CODY, a fundraising and enrollment services and software provider, since June 2009 and Peerless Industrial Group, a manufacturer of industrial chains, since May 2010. Mr. von Schroeter is also a member of the board of directors of the New England Venture Capital Association, a non-profit organization. He received a B.A. degree in mechanical engineering in 1986 from Queen's University in Canada and an M.B.A. degree in 1990 from Harvard Business School. Mr. von Schroeter brings to our board of directors strategic insight and experience with his long career in private equity and investing in growing middle market companies for over 20 years.

        Donna R. Ecton, age 63, is a nominee for election to our board of directors. Ms. Ecton is founder, chairman, and chief executive officer of the management consulting firm EEI Inc, which she founded in 1998. Ms. Ecton has been a member of the board of directors of CVR GP, LLC, the general partner of CVR Partners, LP, a nitrogen fertilizer business, since March 2008. Ms. Ecton served as a board member of H&R Block, Inc. from 1993 to 2007, a board member of PETsMART, Inc. from 1994 to 1998, PETsMART's chief operating officer from 1996 to 1998, and as chairman, president and chief executive officer of Business Mail Express, Inc., a privately held expedited print/mail business, from 1995 to 1996. Ms. Ecton was president and chief executive officer of Van Houten North America Inc. from 1991 to 1994 and Andes Candies Inc from 1991 to 1994. She has also held senior management positions at Nutri/System, Inc. and Campbell Soup Company. Ms. Ecton is a member of the Council on Foreign Relations in New York City. She was also elected to and served on Harvard University's Board of Overseers. Ms. Ecton received a B.A. in economics from Wellesley College and an M.B.A. from the Harvard Graduate School of Business Administration. Ms. Ecton brings to our board of directors to our board of directors over 30 years of business experience, including her experience in the retail sector and prior service as a director of a public company.

Required Vote:

        Directors are elected by a plurality of the votes cast at the meeting, which means that the three nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to that director or directors, although it will be counted for purposes of determining whether there is a quorum.

Recommendation:

        Our board of directors unanimously recommends that our stockholders vote "FOR" each of the director nominees listed above.

Directors Not Being Elected in 2011:

        The directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or until their respective successors are elected and qualified, or until their earlier death, resignation or removal. Information regarding each of such directors is provided below.

Directors Whose Terms Will Expire in 2012:

        B. Allen Weinstein, age 64, has been our President and Chief Executive Officer since August 2009. He joined our board of directors in June 2010. Prior to joining us, Mr. Weinstein served in various senior management positions with The Cato Corporation, a specialty retailer of women's apparel, from 1997 to 2009, including as Executive Vice President-Chief Merchandising Officer of The Cato Corporation, from 2005, and Executive Vice President, Chief Merchandising Officer of The Cato Division, from 1997. From 1995 to 1997, Mr. Weinstein was Senior Vice President-Merchandising of Catherines Stores Corporation, a specialty retailer of women's apparel. From 1981 to 1995, he served as Senior Vice President of Merchandising of Bealls, Inc., a retailer of apparel and home merchandise. Since January 2010, Mr. Weinstein has served on the board of directors of Destination Maternity Corporation, a Nasdaq-listed retailer of maternity apparel. He received a B.B.A. degree in finance in 1970 from the University of Houston. Mr. Weinstein brings to our board of directors almost 30 years of experience in apparel retailing.

        Beth R. Angelo, age 44, has served as our Chief Merchandising Officer and Executive Vice President since 2008. She has also served the company in various capacities since 1994 and was Chief Merchandising Officer from 1996 through 2007. Ms. Angelo left the role as Chief Merchandising Officer in May 2007, but returned to that position in January 2008. She has also served as our President of Direct Sales since 2005. She has served as a member of our board of directors since October 2006. Ms. Angelo also served as the sportswear merchant for Venus Swimwear, a direct business, from 1999 to 2004 as part of a joint venture with Body Central. Ms. Angelo received a B.S. degree in business administration in 1989 from the University of Florida and an M.B.A. degree in 1994 from Northwestern University's Kellogg Graduate School of Management. Beth Angelo serves on the Executive Advisory Board for the David F. Miller Center for Retail Education and Research at the University of Florida. Ms. Angelo brings to our board of directors experience in apparel retailing, including her recent 19 years in specialty retailing of women's clothing and accessories, and valuable expertise in merchandising and marketing. Ms. Angelo is Jerrold Rosenbaum's daughter.

        Jerrold S. Rosenbaum, age 74, is our founder and has served as a member of our board of directors since October 2006. Mr. Rosenbaum has served the company in various capacities since 1972, including our President, Chief Executive Officer and Chairman of our board of directors. He received a B.S. degree in Business Administration in 1958 from the University of Florida. As our former Chief Executive Officer and a founder, Mr. Rosenbaum brings significant historical knowledge about our merchandise, marketing and relationships with suppliers. Mr. Rosenbaum is Beth R. Angelo's father.

Directors Whose Terms Will Expire in 2013:

        Martin P. Doolan, age 71, has served as a member of our board of directors since October 2006 and became Chairman of our board of directors upon the completion of our initial public offering in October 2010. Mr. Doolan is the founder and currently the Chairman and Chief Executive Officer of Multitech Enterprises, Inc., a firm specializing in providing management expertise to companies with underperforming earnings. Mr. Doolan previously worked for Value City Department Stores, Inc., an off-price department store chain, in various capacities, including Vice Chairman and member of the board of directors from July 1998 to January 2002, and as the President and Chief Executive Officer from July 1997 until July 1999. This included responsibilities as the Chief Executive Officer of DSW Shoe Warehouse, Inc., a subsidiary of Value City Department Stores, Inc. and a retailer of specialty footwear. Prior to that, Mr. Doolan served as the Chief Executive Officer of Delstar Technologies, Inc., a private company and a manufacturer of thermoplastic nets and laminates for water, air and oil filtration, from June 1995 until June 1997, the Chief Executive Officer of Bestop, Inc., a manufacturer of automotive parts and accessories, from October 1987 until June 1995 and the Chief Executive Officer of Pilliod Furniture, Inc., a manufacturer of wood household furniture, from 1985 until 1987. Mr. Doolan has served on the board of directors of Lectrus Inc., a private company and manufacturer of electrical systems and metal enclosures, since January 2007, the board of directors of Radiac Abrasives, Inc., a manufacturer of abrasive products, from February 2007 until June 2009 and as Chairman of the board of directors of Delstar Technologies, Inc. since June 1995. He previously served on the board of directors of American Eagle Outfitters, Inc., a public company and specialty apparel retailer traded on the New York Stock Exchange, from June 1994 until June 2004. Mr. Doolan received a B.A. degree in Business from Dallas Baptist University and associate degrees in electronics engineering from the RCA Institute and the City University of New York. Mr. Doolan brings to our board of directors over 30 years of executive business experience, including much experience in the retail industry.

        John K. Haley, age 60, became a member of our board of directors and chair of our audit committee upon the completion of our initial public offering in October 2010. From 1988 through September 2009, Mr. Haley was a partner of the international accounting firm of Ernst & Young LLP, where he worked for more than 30 years. Mr. Haley served nearly 20 years in Ernst & Young's audit practice and from 1998 until his retirement in 2009 served in a number of leadership roles in the firm's transaction advisory services group. Mr. Haley serves as a director of General Growth Properties, Inc., a landlord to approximately 31 of our stores, and JWC Acquisition Corp. Mr. Haley holds a degree in accounting from Northeastern University and has completed executive programs at Harvard Business School, Northwestern University and Babson College. Mr. Haley brings to our board of directors over 30 years of financial experience in public accounting.

CORPORATE GOVERNANCE

Board Composition

        Our amended and restated bylaws provide that our board of directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of eight members.

        Our board of directors is divided into three classes, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Messrs. von Schroeter, Turner and Gallin serve as Class I directors, with an initial term expiring in 2011. Messrs. Rosenbaum and Weinstein and Ms. Angelo serve as Class II directors, with an initial term expiring in 2012. Messrs. Doolan and Haley serve as Class III directors, with an initial term expiring in 2013.

        Upon expiration of the term of a class of directors, directors for that class will be elected for a new three-year term at the annual meeting of stockholders in the year in which the term expires. Each director's term is subject to the election and qualification of his successor, or his earlier death, resignation or removal. Any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors makes it more difficult for a third party to acquire control of our Company.

Board Leadership Structure

        Mr. Doolan, a non-employee, independent director, serves as Chairman of our board of directors. We support separating the position of Chief Executive Officer and Chairman to allow our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position as well as the commitment required to serve as our Chairman, particularly as our board of directors' oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors.

        While our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our board of directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board Role in Risk Oversight

        Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its audit committee, is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions. Our board of directors has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. Our board of directors has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our audit committee regularly reports to our board of directors with respect to its oversight of these important areas. Our compensation committee is responsible for overseeing the risks associated with our compensation policies and practices. Our nominating and corporate governance committee is responsible for planning and managing the risk associated with succession planning.

Compensation Policies and Practices and Risk Management

        The board considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the board does not see them as encouraging risk taking. Employees are also eligible to receive a portion of their total compensation in the form of annual cash bonus awards. While the annual cash bonus awards focus on achievement of annual goals and could encourage the taking of short-term risks at the expense of long-term results, the Company's annual cash bonus awards represent only a portion of eligible employees' total compensation and are tied to both corporate performance measures and individual performance. The board believes that the annual cash bonus awards appropriately balance risk with the desire to focus eligible employees on specific goals important to our success and do not encourage unnecessary or excessive risk taking.

        The compensation committee also provides named executive officers and other senior managers long-term equity awards to help further align their interests with our interests and those of our stockholders. The board believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee's tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives and senior managers have significant value tied to our long-term corporate success and performance.

        The board believes that our compensation philosophy and programs encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder value, without promoting unnecessary or excessive risk taking. The board has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

Code of Conduct and Ethics

        Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.bodyc.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Number of Meetings of the Board of Directors

        The board held four meetings during fiscal 2010. Directors are expected to attend board meetings and committee meetings for which they serve, and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 75% of the aggregate number of meetings of the board and the board committees on which he or she served during the period except for Jerrold S. Rosenbaum who attended two of the four board meetings during fiscal 2010.

Attendance at Annual Meetings of the Stockholders

        The Company has no policy requiring directors and director nominees to attend its annual meeting of stockholders; however, all directors and director nominees are encouraged to attend.

Director Independence

        The rules of The Nasdaq Global Market require that our board be comprised of a majority of "independent directors" and that the audit committee, compensation committee and corporate governance and nominating committee each be comprised solely of "independent directors," as defined under applicable Nasdaq rules.

        Our board of directors has determined that Messrs. Doolan, Haley, von Schroeter and Gallin each qualify as an independent director under the corporate governance rules of The Nasdaq Global Market. Our board has also determined that John Turner, who has chosen not to stand for re-election, qualified as an independent director under these listing standards. Additionally, our board has also determined that Donna Ecton, a director nominee, will qualify as an independent director under these listing standards. In making these determinations, our board of directors affirmatively determined that Messrs. von Schroeter and Turner, who are affiliated with WestView Capital Partners, L.P., and Mr. Gallin, who is affiliated with PineBridge Investments, two of our largest stockholders, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. However, as discussed below, our board of directors has determined that Mr. Gallin does not meet the criteria for independence for purposes of serving on our audit committee set forth in Rule 10A-3 of the Exchange Act. In addition, our board of directors affirmatively determined that Mr. Haley does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination our board of directors considered that Mr. Haley sits on the board of directors of General Growth Properties, Inc., a landlord to approximately 30 of our stores.

Communications between Stockholders and the Board

        Stockholders may send communications to the Company's directors as a group or individually, by writing to those individuals or the group: c/o the Corporate Secretary, 6225 Powers Avenue, Jacksonville, Florida 32217. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

Committees of the Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

        Audit Committee.    Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Messrs. Haley, Doolan and Gallin. Mr. Haley is the chairperson of our audit committee. Our audit committee has responsibility for, among other things:

  •
  selecting and hiring our independent registered certified public accounting firm and approving the audit and non-audit services to be performed by our independent registered certified public accounting firm;

  •
  evaluating the qualifications, performance and independence of our independent registered certified public accounting firm;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing the adequacy and effectiveness of our internal control policies and procedures;

  •
  discussing the scope and results of the audit with the independent registered certified public accounting firm and reviewing with management and the independent registered certified public accounting firm our interim and year-end operating results; and

  •
  preparing the audit committee report required by the SEC to be included in our annual proxy statement.

        The SEC and the Nasdaq Marketplace Rules require us to have all independent audit committee members within one year of the date of listing. We expect to have an entirely independent audit committee within one year from October 14, 2010. Our board of directors has affirmatively determined that Messrs. Haley and Doolan meet the definition of "independent directors" for purposes of serving on an audit committee under applicable SEC and the Nasdaq Marketplace Rules. Our board of directors has also determined that Mr. Gallin does not meet the criteria for independence for purposes of serving on our audit committee set forth in Rule 10A-3 of the Exchange Act because he is deemed an affiliated person of Body Central based upon his association with PineBridge Investments, one of our largest stockholders. We do not believe that having Mr. Gallin serve on the audit committee at this time impairs the audit committee's ability to act independently. Mr. Haley qualifies as our "audit committee financial expert."

        Our board of directors has adopted a written charter for our audit committee, which is available on our website at www.bodyc.com. The audit committee held two meetings in fiscal 2010.

        Compensation Committee.    Our compensation committee consists of Messrs. Doolan, Gallin and von Schroeter. Mr. von Schroeter is the chairperson of our compensation committee. The compensation committee is responsible for, among other things:

  •
  reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

  •
  reviewing succession planning for our executive officers;

  •
  reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

  •
  determining the compensation of our directors;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules;

  •
  preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

  •
  administrating, reviewing and making recommendations with respect to our equity compensation plans.

        Our board of directors has adopted a written charter for our compensation committee, which is available on our website at www.bodyc.com. The compensation committee held two meetings in fiscal 2010.

        Corporate Governance and Nominating Committee.    Our corporate governance and nominating committee consists of Messrs. Doolan, Haley and von Schroeter. Mr. von Schroeter is the chairperson of our corporate governance and nominating committee. The corporate governance and nominating committee is responsible for, among other things:

  •
  assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our board of directors;

  •
  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

  •
  overseeing the evaluation of our board of directors and management; and

  •
  recommending members for each board committee of our board of directors.

        Our board of directors has adopted a written charter for our corporate governance and nominating committee, which is available on our website at www.bodyc.com. The corporate governance and nominating committee held no meetings in fiscal 2010.

        The board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the board, to the Company and its stockholders. Desired qualities to be considered include: high-level leadership experience in business or administrative activities and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; availability for meetings and consultation on Company matters; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

        The corporate governance and nominating committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. To date, the Company has not retained a consultant to assist in identifying or evaluating potential nominees. In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the corporate governance and nominating committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described below.

  Procedure for Stockholder Recommendations to the Corporate Governance and Nominating Committee for Potential Director Nominees

        Stockholders may recommend director candidates for our 2012 annual meeting for consideration by the corporate governance and nominating committee. Any such recommendations should include the nominee's name and qualifications for board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth herein. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year's annual meeting. prior to the date of the annual meeting. In the event that less than 70 days notice or public disclosure of the annual meeting is given to stockholders, notice must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, the stockholder's form of recommendation must set for the information set forth below under "Procedure for Stockholder Nominations for Director."

  Procedure for Stockholder Nominations for Director

        A stockholder wishing to nominate their own candidate for election to our board at our 2012 annual meeting must deliver timely notice of such stockholder's intent to make such nomination in writing to the corporate secretary at our principal executive offices. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the annual meeting. In the event that less than 70 days notice or public disclosure of the annual meeting is given to stockholders, notice must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. In accordance with our amended and restated bylaws, stockholder nominations which do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our board of directors and will not be included in our proxy materials.

        To be in proper form, a stockholder's notice must set forth:

  (i)
  as to each person whom the stockholder proposes to nominate for election as a director at such meeting

  (A)
  the name, age, business address and residence of the person,

    (B)
    the principal occupation or employment of the person,

    (C)
    the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and

    (D)
    any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"): and

  (ii)
  as to the stockholder giving the notice

  (A)
  the name and record address of such stockholder,

  (B)
  the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder,

  (C)
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

  (D)
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and

  (E)
  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder Nomination for Director."

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, Messrs. Doolan, Gallin and von Schroeter served on our compensation committee. Messrs. Gallin and von Schroeter both have relationships with us that require disclosure under Item 404 of Regulation S-K under the Exchange Act. See "Certain Relationships and Related Party Transactions" for more information.

        During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Director Compensation

        In connection with our initial public offering in October 2010, we revised our director compensation structure. Our executives who are members of our board of directors do not receive compensation from us for their service on our board of directors. Only those directors who are non-executives are eligible to receive compensation from us for their service on our board of directors. Our non-executive directors are paid:

  •
  a base annual retainer of $25,000 in cash;

  •
  an additional $1,000 in cash to the members of the audit, compensation and nominating and corporate governance committees for each meeting attended;

  •
  an additional annual retainer of $10,000 in cash to the chair of the audit committee;

  •
  an additional annual retainer of $5,000 in cash to the chair of the compensation committee and the corporate governance and nominating committee; and

  •
  an additional annual retainer of $25,000 in cash to the chairperson of our board of directors.

        We pay Mr. Rosenbaum $1,000 in cash per day for each real-estate site visit to assess store locations and $25,000 per year for his assessment and review of potential store locations. These amounts are not tied to his service on our board of directors and are in addition to his $25,000 annual retainer as a member of our board of directors.

        We also provide certain non-executive directors with equity compensation for service on our board of directors and committees and we reimburse directors for reasonable expenses incurred to attend meetings of our board of directors or committees.

        The following table sets forth information regarding the compensation of our non-executive directors for their service on our board of directors for fiscal year 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Martin P. Doolan(2)	$11,598	$51,891	$63,489
Scott M. Gallin(3)	$6,299	$—	$6,299
John K. Haley	$8,418	$25,942	$34,360
Jerrold S. Rosenbaum	$5,299	$—	$5,299
Carlo A. von Schroeter(4)	$6,359	$—	$6,359
John H. Turner(4)	$5,299	$—	$5,299

(1)
For stock options granted, the value set forth is the full grant date fair value, in accordance with FASB ASC 718. Valuation assumptions used to determine the fair value of the option awards are described below:

• Risk-free interest rates	1.2%
• Expected dividend yield	0%
• Expected volatility	69.5%
• Weighted average expected term	5.5 years
(2)
Fees are paid to the Doolan Family First Limited Partnership, of which Mr. Doolan is managing general partner, in lieu of payment to Mr. Doolan directly.

(3)
Fees are paid directly to PineBridge Investments.

(4)
Fees are paid directly to WestView Capital Partners, L.P.

        The following table summarizes the outstanding equity awards held by our non-employee directors as of the end of fiscal year 2010:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Martin P. Doolan	—	6,667	(1)	$13.00	10/14/20
John K. Haley	—	3,333	(2)	$13.00	10/14/20

(1)
Options granted were to the Doolan Family First Limited Partnership, of which Mr. Doolan is managing general partner, and is therefore deemed to beneficially own the options held by it. These options vest in full on October 14, 2011.

(2)
Options vest in full on October 14, 2011.

 EXECUTIVE OFFICERS

        Certain information regarding our executive officers is provided below:

Name	Age	Position
B. Allen Weinstein	64	President, Chief Executive Officer and Director
Beth R. Angelo	44	Chief Merchandising Officer, Executive Vice President, President of Direct Sales and Director
Richard L. Walters	58	Executive Vice President, Treasurer and Chief Financial Officer

        For information with respect to B. Allen Weinstein and Beth R. Angelo, please see the information about the members of our board of directors on the preceding pages.

        Richard L. Walters, 58, has served as our Executive Vice President, Treasurer and Chief Financial Officer since January 2007. From 2001 until 2006, Mr. Walters was the Chief Financial Officer of Hearing Healthcare Management, Inc., a retailer of hearing products and services, in Columbus, Ohio. Prior to that, from 1985 until 2000, Mr. Walters served as Vice-President of Finance of Value City Department Stores, Inc., a discount department store chain with more than 150 stores. Mr. Walters received a B.S. degree in accounting in 1975 from the Ohio State University and his CPA license in 1978.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our "named executive officers," who consist of our principal executive officer, principal financial officer and our other executive officer. We do not have any other executive officers. For fiscal year 2010, our named executive officers, were:

  •
  Allen Weinstein, President, Chief Executive Officer and Director;

  •
  Beth Angelo, Chief Merchandising Officer, Executive Vice President, President of Direct Sales and Director; and

  •
  Richard Walters, Executive Vice President, Treasurer and Chief Financial Officer.

Historical Compensation Decisions

        Prior to our initial public offering on October 14, 2010, we were a privately held company with a relatively small number of stockholders, including our principal stockholders, WestView Capital Partners, L.P. and PineBridge Investments. As a result, we were not previously subject to any stock exchange listing or SEC rules requiring a majority of our board of directors to be independent or relating to the formation and functioning of board committees, including audit, compensation and nominating committees. Most, if not all, of our prior compensation policies and determinations, including those made for fiscal year 2010, have been the product of discussions between our Chief Executive Officer and our compensation committee existing prior to our initial public offering.

        During 2011, our compensation committee will review our existing compensation approach to determine whether such approach is appropriate given that we are now a public company. Accordingly, the compensation paid to our named executive officers for fiscal year 2010 is not necessarily indicative of how we will compensate our named executive officers in the future. The compensation committee has engaged Mercer (US) Inc., a compensation consulting firm, to evaluate our fiscal 2011 compensation packages.

Compensation Philosophy and Objectives

        Our compensation committee reviews and approves the compensation of our named executive officers and oversees and administers our executive compensation approach and initiatives. We believe that our executive compensation approach motivates our named executive officers by balancing fixed versus variable payments and cash payments versus equity awards. Our executive compensation approach is based upon a philosophy that is designed to:

  •
  attract and retain talented and experienced executives in our industry;

  •
  reward executives whose knowledge, skills and performance are critical to our success;

  •
  align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and

  •
  recognize the contributions each executive officer makes to our success.

        The compensation committee meets outside the presence of all of our named executive officers to consider appropriate compensation for our Chief Executive Officer. With respect to our other named executive officers, the committee considers the Chief Executive Officer's input as to performance evaluations and recommended compensation arrangements.

        Historically, compensation has been highly individualized, the result of arm's-length negotiations and based on a variety of informal factors including, in addition to the factors listed above, our financial condition and available resources, our need for a particular position to be filled and the compensation levels of our other executive officers. In addition, we informally considered the competitive market for corresponding positions within the specialty retail apparel industry. This informal consideration was based on the general knowledge possessed by members of our compensation committee and our Chief Executive Officer regarding the compensation given to some of the executive officers of other companies in our industry through informal benchmarking. In the case of Mr. Weinstein's compensation, the compensation committee also conducted informal benchmarking against the competitive market and relied on the recommendation of the search firm hired to fill the Chief Executive Officer position. As a result, our compensation committee historically has applied its discretion to make compensation decisions and set the compensation for each named executive officer on an individual basis.

Elements of Compensation

        Our current executive compensation approach, which was set by our compensation committee with input from our Chief Executive Officer, consists of the following components:

  •
  base salary;

  •
  annual cash incentive awards linked to corporate and individual performance;

  •
  periodic grants of stock options; and

  •
  other executive benefits and perquisites.

        Executive compensation includes both fixed compensation (base salary, benefits and executive perquisites) and variable compensation (annual bonus and stock option grants). Each component is linked to one or more of the compensation philosophy objectives listed above. The fixed compensation is designed to induce talented executives to join or remain with our company.

        Variable cash incentive awards are tied specifically to the achievement of our annual financial objectives and individual performance. Bonus amounts generally relate to the scope of responsibility for each named executive officer. Our bonus awards are designed to align each executive's annual goals for his or her respective area of responsibility with the financial goals of the entire business.

        The other element to variable compensation is stock option awards. Our 2006 Equity Incentive Plan was adopted by our board of directors to award stock options to executive officers and other key employees. Prior to our initial public offering, the grants awarded had no public market and no certain opportunity for liquidity until the completion of our initial public offering. The awards have been used to motivate executives and employees to individually and collectively build long-term stockholder value. In connection with our initial public offering, we amended and restated our equity incentive plan, which became effective upon completion of our initial public offering.

Base Salary

        Historically, base salary has been the primary component of our compensation packages as it provides a constant and consistent source of income to our named executive officers. The base salary established for each of our named executive officers is intended to reflect each individual's professional responsibilities, the skills and experience required for the job, their individual performance, business performance and a competitive salary based on market comparables.

        Typically, base salaries may be increased depending on business circumstances and individual situations. In past years, our compensation committee determined base salaries partially based on our named executive officers' experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in the specialty retail apparel industry, such as rue21, Wet Seal, Charlotte Russe, Zumiez and CitiTrends. This determination is informal and based primarily on the general knowledge of our Chief Executive Officer and compensation committee members of the practices within our industry. With this information, the compensation committee sets the salary levels for each named executive officer and determines whether to award a salary increase.

        In fiscal year 2010, our named executive officers received the following in annual base salary: $382,692 for Mr. Weinstein; $350,000 for Ms. Angelo and $304,200 for Mr. Walters.

        During 2010, Mr. Weinstein received a salary increase from $350,000 to $400,000 to align his base salary with that of similarly situated chief executive officers. There were no other salary increases or decreases in 2010. Effective February 27, 2011, Mr. Weinstein's base salary was increased to $430,000, Ms. Angelo's base salary was increased to $380,000 and Mr. Walters' base salary was increased to $350,000.

        Our compensation committee, with input from the Chief Executive Officer, will annually review base salaries and set salaries for the fiscal year that are competitive and aim to retain our executives. The salaries may be set based on recommendations by compensation consultants, formal benchmarking against a particular set of comparable companies or survey data.

Bonus Awards

        Our compensation committee, with input from our Chief Executive Officer other than for his own bonus, determines annual cash bonus awards to our named executive officers. The annual cash bonuses are intended to reward the achievement of corporate objectives linked to our financial results. We believe that our bonus awards help us attract and retain qualified and highly skilled executives and reward and motivate named executive officers who have had a positive impact on corporate results.

        Historically, on an annual basis, our compensation committee typically has set aside a bonus pool for executive officers and key employees with bonuses paid out, if at all, based on positive financial performance and at the compensation committee's sole discretion. Each named executive officer is eligible to receive a bonus award from the bonus pool, based on his or her position with our company and the compensation committee's determination of the officer's individual contribution to our financial performance. The bonus percentages were not established in advance, but were based on our financial performance and the individual's contribution to the achievement of corporate performance, with full discretion to award any bonus resting with the compensation committee.

        For fiscal year 2010, the compensation committee eliminated the discretionary bonus pool and established a bonus plan for executive officers and key employees based on EBITDA targets. Each of our named executive officers were eligible to receive a bonus award from the bonus pool based on (1) achievement of the EBITDA target, (2) his or her position with the company and (3) his or her relative contribution to the achievement of the EBITDA target. The awards could be adjusted upward or downward based on the compensation committee's determination of an individual's contribution to the achievement of the EBITDA targets. The bonus plan was expected to work on a sliding scale in which executives were able to share in any financial upside and forgo full bonus awards in the case of financial downside. For example, under this bonus plan:

  •
  if we achieved $18.5 million of EBITDA, the executive officers and key employees share in the bonus pool;

  •
  if we achieved over $18.5 million of EBITDA, the bonus pool increased proportionately with the increase in EBITDA and similarly if we failed to achieve $18.5 million of EBITDA, our bonus pool decreased proportionately; and

  •
  if we achieved $14.8 million of EBITDA or less, no bonus amounts were awarded.

        In future years we expect our bonus awards to operate similarly to the 2010 bonus plan with net income rather than EBITDA as the metric by which our corporate performance is measured for bonus plan purposes. We expect target bonuses, reflected as a percentage of base salary, to be set at the beginning of each fiscal year measured against pre-determined net income targets and that bonuses will be awarded based on achievement of those targets while considering the individual's contribution to our performance.

        We adopted a success bonus plan on April 10, 2007, which provided for the grant of up to an aggregate of $1.0 million in bonuses to specified employees payable upon the closing of either an initial public offering or certain change of control events defined in the success bonus plan. In October 2010, as a result of the closing of our initial public offering, Mr. Weinstein, Mr. Walters and Ms. Angelo received awards totaling $15,000, $30,000 and $10,000, respectively, under the terms of the success bonus plan. We granted Mr. Walters a one time discretionary bonus totaling $20,000 upon completion of our initial public offering to reward Mr. Walters for his work on that offering that was in addition to his bonus under the success bonus plan.

Equity-Based Compensation

        Our compensation committee believes that equity-based compensation is an important component of our executive compensation approach and that providing a significant portion of our named executive officers' total compensation package in equity-based compensation aligns the incentives of our named executive officers with the interests of our stockholders and with our long-term corporate success. Additionally, our compensation committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. To that end, we have awarded equity-based compensation in the form of options to purchase shares of our common stock. Our compensation committee believes stock options provide our named executive officers with a significant long-term interest in our success by rewarding the creation of stockholder value over time.

        Generally, each named executive officer is provided with a stock option grant when he or she joins our company based upon his or her position with us and his or her relevant prior experience. Each of our stock option grants generally vests over the course of four years with 25% of the shares vesting on the first anniversary of the grant date or employment date, as applicable, and the remainder of the shares vesting in 12 equal quarterly installments. In addition to stock options granted upon commencement of employment with us, our compensation committee may grant additional stock options to retain our executives and to recognize the achievement of corporate and individual goals. Our compensation committee also considers a named executive officer's current position with our company, the size of his or her total compensation package and the amount of existing vested and unvested stock options, if any, then held by the executive officer. No formal benchmarking efforts are made by our compensation committee with respect to the size of option grants made to executive officers and, in general, the determination process is informal. Historically, our compensation committee has made all stock option grant decisions with respect to our named executive officers. The compensation committee intends to work with its compensation consultant to formalize this process with annual grants and may use formal bench-marking efforts to determine grant amounts. The compensation committee may issue restricted stock awards in the future if stockholders approve the proposed amendment to the Company's Amended and Restated 2006 Equity Incentive Plan.

        Stock options are granted with an exercise price equal to or greater than the fair value of our stock on the applicable date of grant. Prior to the completion of our initial public offering, our compensation committee determined fair value for purposes of stock option pricing based on the compensation committee's own good-faith analysis after review of our performance at the time the options were granted. For future grants, as a public company, fair value will be based on the closing price of our common stock on The Nasdaq Global Market on the date of grant.

        No equity awards were granted to our named executive officers in fiscal 2010.

Other Executive Benefits and Perquisites

        We provide the following benefits to our named executive officers to attract and retain qualified and highly skilled executives:

  •
  health insurance, including payment of 100% of the insurance premium;

  •
  four weeks paid vacation;

  •
  short-term disability as provided in certain named executive officer's employment agreements;

  •
  automobile allowance of $1,000 a month; and

  •
  term life insurance for Mr. Weinstein and Mr. Walters.

        We also provide for the reimbursement of travel expenses to our named executive officers. In May 2010, we provided $20,000 in living and travel expenses to Mr. Weinstein related to fiscal year 2009 and reimbursed Mr. Walters $20,000 for certain relocation expenses for his relocation to Jacksonville, Florida in fiscal year 2010.

Retirement: 401(k) Plan

        We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k) plan pursuant to which we match a percentage of employee contributions for all employees who worked at least 1,000 hours and who were employed by us at the end of the plan year.

Severance and Change-in-Control Benefits

        The employment agreements for our named executive officers provide for compensation in the event of a termination of their employment due to death or disability, without cause, and by the executive for good reason. We believe these severance benefits are essential elements of our executive compensation package by assisting in recruiting and retaining talented executives.

        With respect to a termination due to death or disability, severance payments are equal to any unpaid portion of the executive's base salary, any unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of the executive's employment under any of our compensation plans and programs, the aggregate reduced by any insurance or disability benefits paid to the executive under our benefit plans. With respect to a termination without cause or for good reason, severance payments are equal to the executive's base salary 12 months, any unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of employment under any of our compensation plans and programs.

        Under the individual stock option agreements entered into with each of our named executive officers, any unvested stock options represented by the agreements will fully vest immediately prior to the closing of a merger, consolidation or sale of all or substantially all of our assets, in which our stockholders, together with any affiliates, do not own or hold, immediately after the merger, consolidation or sale, at least 25% of the total voting power of the outstanding capital stock of the acquiring party. In the event of a termination of employment (other than for death or disability), the option remains exercisable to the extent vested for a period of 90 days from the date of termination. In the event a named executive officer's employment is terminated due to death or disability, the option remains exercisable to the extent vested for a period of 365 days from the date of termination.

        The severance and change-in-control benefits are described in full under the heading "—Employment Agreements and Potential Payments Upon Termination or Change-in-Control."

Section 162(m) Compliance

        Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain executive officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Our board of directors believes that we should be able to continue to manage our executive compensation for our named executive officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

Summary Compensation Table

        The following table sets forth certain information regarding compensation for fiscal years 2008, 2009 and 2010 awarded to or earned by our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Non-Equity Incentive Plan Compensation		Bonus ($)		Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
B. Allen Weinstein(1)	2010	382,692	416,000	(2)	—		—	29,452	828,144
President & CEO	2009	134,615	107,500	(3)	—		496,342	31,073	769,530
	2008	—	—		—		—	—	—
Richard L. Walters	2010	304,200	182,000	(2)	20,000	(4)	—	65,332	571,532
Executive VP & CFO	2009	304,200	50,000	(3)	—		—	40,072	394,272
	2008	304,119	50,000	(3)	—		26,954	72,454	453,527
Beth R. Angelo	2010	350,000	291,000	(2)	—		—	32,921	673,921
Executive VP & CMO	2009	319,230	86,436	(3)	—		248,171	34,908	688,745
	2008	300,000	75,000	(3)	—		26,954	30,349	432,303

(1)
Mr. Weinstein joined us as our President and Chief Executive Officer on August 3, 2009.

(2)
Represents amounts awarded under our Success Bonus Plan and our 2010 bonus plan.

(3)
Represents amounts awarded under incentive bonus plans in effect in each fiscal year.

(4)
Represents a discretionary bonus award made in connection with our initial public offering.

(5)
For stock options granted, the value set forth is the full grant date fair value, in accordance with FASB ASC 718. Valuation assumptions used to determine the fair value of the option awards are described below.

	2009	2008
Expected option term	6.25 years	6.25 years
Expected volatility factor	71.0%	66.1%
Risk-free interest rate	3.1%	1.8%
Expected annual dividend yield	0%	0%
(6)
Represents amounts paid on behalf of each of the named executive officers for the following respective categories of compensation: 401(k) matching contributions for eligible employees; term life insurance; car allowance; health premiums and medical reimbursements and other personal benefits. The amounts paid in 2010 that exceeded $10,000 for Mr. Weinstein, Mr. Walters and Ms. Angelo include $15,795 in health premiums and $12,000 car allowance. Mr. Walters also received $10,494 in medical reimbursements and $20,000 for relocation expenses.

 2010 Grants of Plan-Based Awards

        None of our named executive officers received equity awards in fiscal year 2010.

Outstanding Equity Awards at Fiscal Year End 2010

        The following table sets forth certain information with respect to outstanding equity awards of each of our named executive officers as of fiscal year end 2010 (January 1, 2011):

Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price(1)	Option Expiration Date
B. Allen Weinstein	7/7/09	122,259	268,969	$3.94	10/12/19
Richard L. Walters	8/15/07	134,135	—	$3.94	8/15/17
	2/7/08	24,452	11,114	$0.98	2/7/18
Beth R. Angelo	2/7/08	24,452	11,114	$0.98	2/7/18
	10/12/09	61,129	134,485	$3.94	10/12/19

(1)
The options have a term of 10 years and generally vest in accordance with the following schedule: 25% of the options vest on the first anniversary of either the grant date or employment date, as applicable, and the remaining options vest in 12 equal quarterly installments.

Options Exercised and Stock Vested

        None of our named executive officers exercised stock options in fiscal year 2010.

Pension Benefits

        We do not sponsor defined benefit plans. Consequently, our named executive officers did not participate in, or have account balances in, qualified or nonqualified defined benefit plans. Our board of directors or compensation committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interest.

Nonqualified Deferred Compensation

        We do not maintain nonqualified defined contribution plans or other deferred compensation plans. Consequently, our named executive officers did not participate in, or have account balances in, nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors or compensation committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

        We have entered into employment agreements with each of our named executive officers as described below.

        Allen Weinstein—On July 8, 2009, we entered into an employment agreement with Mr. Weinstein which provides for an annual base salary of $350,000 (which has been increased to $430,000), subject to increase by our board of directors, a discretionary bonus, the grant of stock options and four weeks of paid vacation. In addition, it provides a $1,000 monthly car allowance, use of a cell phone, health care coverage, reimbursement of reasonable travel, entertainment and other business expenses and premium payments on a $50,000 life insurance policy.

        Beth Angelo—On October 14, 2010, we entered into an employment agreement with Ms. Angelo which provides for an annual base salary of $350,000 (which has been increased to $380,000), subject to adjustment by our board of directors, a discretionary bonus, and four weeks of paid vacation. In addition, it provides a $1,000 monthly car allowance, health care coverage and reimbursement of reasonable travel, entertainment and other business expenses.

        Richard Walters—On November 27, 2007, we entered into an employment agreement with Mr. Walters which provides for an annual base salary of $304,200, (which has been increased to $350,000) subject to adjustment by our board of directors, a discretionary bonus and four weeks of paid vacation. In addition, it provides a $1,000 monthly car allowance and reimbursement of reasonable travel, entertainment and other business expenses. The agreement also provides for annual premium payments of up to $930 on an existing term life insurance policy and health care coverage. On January 24, 2011, in connection with the amendment to Mr. Walters' employment agreement, he was granted stock options to purchase 18,500 shares of our common stock, which vest 25% on January 24, 2012, with the balance vesting in equal amounts over the following 12 consecutive quarters.

Termination of Employment Agreements and Change-in-Control Arrangements

        The information below describes and quantifies certain compensation that would become payable under each named executive officer's employment agreement if, as of January 1, 2011, their employment agreements were in effect and their employment with us had been terminated. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

        The employment agreements for our named executive officers provide for compensation in the event of termination of their employment due to death or disability, without cause, and by the executive for good reason. In general, these employment agreements contain the following termination-related provisions:

  •
  Termination Due to Death or Disability.  Severance payments equal to any unpaid portion of the executive's base salary, any unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of the executive's employment under any of our compensation plans and programs, the aggregate reduced by any insurance or disability benefits paid to the executive under our benefit plans.

  •
  Termination Without Cause or for Good Reason.  Severance payments equal to the executive's base salary for the period described below, any unpaid bonus from prior years, and any other unpaid amounts and benefits to which the executive is entitled as of the termination of employment under any of our compensation plans and programs.

  •
  Severance.  Receipt of any severance and benefits upon termination without cause or for good reason is conditioned on the executive signing a release and waiver of claims in a form satisfactory to us.

  •
  Non-Competition.  Our executive officers are also generally prohibited from disclosing confidential information and trade secrets, soliciting any employee, vendor or customer for two years following termination of their employment and working with or for any competing companies during their employment and for one year thereafter.

  •
  "For Cause."  Under the employment agreements, "cause" generally means (i) a material failure of the executive in performing his or her duties, (ii) willful misconduct, (iii) an act of moral turpitude, (iv) conviction of, or guilty plea or nolo contendere to, a felony or crime involving fraud, dishonesty or moral turpitude, (v) material breach of his or her employment agreement or a material policy or (vi) any breach of fiduciary duties of loyalty and trust.

  •
  "Good Reason."  Under the employment agreements, "good reason" generally means (i) a reduction in the executive's responsibilities without his or her consent, (ii) attempted or actual relocation of the executive's principal workplace beyond a 50 mile radius of our location or (iii) our failure to provide the executive's compensation, benefits and perquisites under his or her employment agreement.

        Allen Weinstein—If Mr. Weinstein terminates his employment for good reason, he must provide us with 90 days' prior written notice. Mr. Weinstein would receive 12 months of his annual base salary if his employment is terminated without cause or for good reason.

        Beth Angelo—Differing from the general provisions described above, if Ms. Angelo terminates her employment for good reason, she must provide us with 60 days' prior written notice. Ms. Angelo would receive 12 months of her annual base salary if her employment is terminated without cause or for good reason.

        Richard Walters—Differing from the general provisions described above, and in addition to 12 months of his annual base salary if Mr. Walters is terminated without cause or for good reason, Mr. Walters would receive severance payments for 12 months if he terminates his employment with us for any reason after his family has relocated to Florida by providing six months' prior written notice and complying with confidentiality, non-solicitation and non-compete requirements of his agreement for one year following such termination.

        Under our Plan, in the event of a merger, consolidation, sale of all or substantially all of our assets, sale or exchange of all our common stock for cash, securities or other property or our liquidation or dissolution, the compensation committee shall have the discretion to provide for any or all of the following: (a) the assumption of outstanding options or the substituting of equivalent rights by the acquiring or succeeding entity; (b) the termination of all unexercised options immediately prior to the transaction unless exercised within a specified period; (c) the exercise of outstanding options (in whole or in part) prior to or upon the transaction; (d) cash payments to be made to holders equal to the excess, if any, of the acquisition price over the exercise price (net of tax withholdings); (e) the conversion of options into the right to receive liquidation proceeds in connection with our liquidation or dissolution; or (f) any combination of the foregoing.

        Under the individual stock option agreements entered into with each of our named executive officers, any unvested stock options represented by the agreements will fully vest immediately prior to the closing of a merger, consolidation or sale of all or substantially all of our assets, in which our stockholders, together with any affiliates, do not own or hold, immediately after the merger, consolidation or sale, at least 25% of the total voting power of the outstanding capital stock of the acquiring party. In the event of a termination of employment (other than for death or disability), the option remains exercisable to the extent vested for a period of 90 days from the date of termination. In the event a named executive officer's employment is terminated due to death or disability, the option remains exercisable to the extent vested for a period of 365 days from the date of termination.

        The following table sets forth the amounts of compensation payable by us to our named executive officers, including cash severance, benefits and perquisites and long-term incentives. The amounts shown assume that the specified event was effective as of January 1, 2011 under their employment agreements. The actual amounts to be paid can only be determined at the time of the termination of employment or change-in-control, as applicable.

	Benefits and Payments	Termination by Company Without Cause		Employee Resignation for Good Reason		Termination Due to Death or Disability		Change-in- Control
B. Allen Weinstein	Base Salary	$400,000		$400,000		—	(1)	—
	Bonus	—	(2)	—	(2)	—	(2)	—
	Stock Options	—	(3)	—	(3)	—	(4)	$4,166,578	(5)
Richard L. Walters	Base Salary	$304,200		$304,200		—	(1)	—
	Bonus	—	(2)	—	(2)	—	(2)	—
	Stock Options	—	(3)	—	(3)	—	(4)	$1,912,591	(5)
Beth R. Angelo	Base Salary	$350,000		$350,000		—	(1)	—
	Bonus	—	(2)	—	(2)	—	(2)	—
	Stock Options	—	(3)	—	(3)	—	(4)	$2,556,692	(5)

(1)
In the event of termination due to death or disability, the named executive officers would receive any accrued and unpaid base salary.

(2)
In the event of termination, the named executive officers would receive any accrued and unpaid bonus amounts.

(3)
In the event the named executive officer's employment is terminated, except due to death or disability, only vested options remain exercisable for a period of 90 days from the date of termination.

(4)
In the event the named executive officers are terminated due to death or disability, only vested options remain exercisable for a period of 365 days from the date of termination.

(5)
Represents the difference between the closing price of our common stock on January 3, 2011 ($14.59), the first trading day following January 1, 2011, and the exercise price of the options held by each named executive officer.

Amended and Restated 2006 Equity Incentive Plan

        Our board of directors adopted our 2006 Equity Incentive Plan, effective September 29, 2006, which was amended in July 2007 to modify the definition of change in control and amended and restated upon completion of our initial public offering in October 2010. As of March 21, 2011 1,495,929 shares of our common stock were reserved for future issuance under our Amended and Restated 2006 Equity Incentive Plan, which we refer to herein as the Plan. The Plan provides for the grant of incentive stock option and nonstatutory stock options. As of March 21, 2011, 150,280 shares of common stock had been issued upon the exercise of options granted under the Plan and options to purchase 928,990 shares were outstanding and unexercised under the Plan at a weighted average exercise price of $5.00 per share.

 COMPENSATION COMMITTEE REPORT

        The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Carlo A. von Schroeter, Chairman Martin P. Doolan Scott M. Gallin

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions Policy and Procedure

        Our board of directors has adopted a written policy for the review and approval of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to the chairperson of our corporate governance and nominating committee. Additionally, in the case of 5% stockholders, we will solicit this information via an annual questionnaire. The policy calls for the proposed related person transaction to be reviewed and, if the transaction is deemed appropriate, approved by the corporate governance and nominating committee. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the corporate governance and nominating committee will review and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually and the corporate governance and nominating committee may establish guidelines for our management to follow its ongoing dealings with the related person.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the corporate governance and nominating committee after full disclosure of the related person's interest in the transaction. The written policy also provides for the standing pre-approval of certain related person transactions, such as the employment compensation of executive officers, director compensation and certain charitable contributions, among other things.

        We describe below transactions during our last fiscal year to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

  Stockholders' Agreement

        On October 1, 2006, we entered into a stockholders' agreement with WestView Capital Partners, L.P., entities advised by PineBridge Investments (formerly AIG Investments), George Kolber, The Doolan Family First Limited Partnership, of which Martin Doolan, our director, is managing general partner, Jerrold Rosenbaum, Beth Angelo, Laurie Bauguss, Curtis Hill, GVK, LP, an entity affiliated with a former officer, and Terbell Partners, Ltd. The agreement provided, among other things, that three members of our board of directors will be designated by WestView, one member by PineBridge, and two members by the holders of a majority of the shares of Series B preferred stock. Additionally, WestView and PineBridge could nominate two members and one member, respectively, to our three-member compensation committee. This agreement terminated by its terms upon completion of our initial public offering.

  Registration Rights Agreement

        On October 1, 2006, we entered into a registration rights agreement with WestView, entities advised by PineBridge, George Kolber, The Doolan Family First Limited Partnership, Jerrold Rosenbaum, Beth Angelo, Laurie Bauguss, Curtis Hill, GVK, LP and Terbell Partners, Ltd. The

agreement provides specified stockholders with certain demand and "piggyback" registration rights and other registration rights, subject to lock-up arrangements.

        Pursuant to our registration rights agreement, specified holders of our common stock issued upon conversion of our Series A preferred stock have the right at any time, but on not more than three occasions, to require us to register any or all of their shares under the Securities Act at our expense. Following a demand, all other holders of registrable securities may request the inclusion of any or all of their shares in the registration statement. Our obligations pursuant to this demand registration right is limited to offerings in which at least 80% of the securities to be registered are anticipated to be sold to the public. Under some circumstances, we may delay filing a registration statement for up to 180 days in a 12-month period. Additionally, all holders of registrable securities are entitled to request the inclusion of any of their shares in any registration statement, with some exceptions, at our expense whenever we propose to register any of our securities under the Securities Act. All demand and piggyback registration rights are subject to limitations that may be imposed by the managing underwriter on the number of shares to be included in the underwritten offering.

        Pursuant to our registration rights agreement, specified holders of our registrable securities are also entitled to additional short-form registration rights. Commencing on the date that we become eligible to register securities on Form S-3, each holder of at least 5% of our registrable securities who is a party to the registration rights agreement may request registration of their shares if the anticipated aggregate offering amount of the shares exceeds $1.0 million. There is no limit to the number of requests for registrations on Form S-3.

        In connection with all registrations pursuant to the registration rights agreement, we have agreed to indemnify all holders of registrable securities against specified liabilities, including liabilities under the Securities Act. All stockholders requesting or joining in a registration may be required to agree to indemnify us against certain liabilities, but in no event will any single stockholder's liabilities exceed the net proceeds to that stockholder from the sale of the registrable securities.

        The registration rights agreement will terminate upon the earlier of our voluntary liquidation or the sale of all or substantially all of our assets or outstanding common stock.

  Letters of Credit

        On January 25, 2008, WestView, of which Carlo von Schroeter, our director, is managing partner, and John H. Turner, our director, is general partner, AIG Global Asset Management Holdings Corp., a predecessor entity to PineBridge Global Investments LLC, of which Scott Gallin, our director, is managing director, Beth Angelo, our Chief Merchandising Officer, Executive Vice President, President of Direct Sales and a director, Jerrold Rosenbaum, a director and a founder, Laurie Bauguss, a consultant and the daughter of Mr. Rosenbaum, and Curtis Hill, our former President and Chief Executive Officer, issued letters of credit in the following approximate amounts to the administrative agent of our senior credit facility to secure the guaranty of any borrowings under our revolving credit facility, certain interest on our term loan A facility and term loan B facility and certain other fees: $2.0 million, $2.0 million, $380,000, $1.040 million, $380,000 and $200,000, respectively. In exchange for the letters of credit, we approved the conditional authorization and issuance of up to 61,000 shares of Series D preferred stock in the event that a draw is made on these letters of credit. The guarantees and the letters of credit have been terminated.

  Arrangements with Jerrold Rosenbaum

        Lease Agreement.    We lease our executive office, warehouse and distribution center from Powers Avenue Joint Venture, a Florida partnership, of which Jerrold Rosenbaum, one of our directors and a founder, owns approximately 87.3%, Beth Angelo owns 4.7%, Laurie Bauguss owns 4.7% and Curtis Hill, our former President and Chief Executive Officer, owns 3.3%. The lease commenced on

October 1, 2006 at an initial rental rate of $408,000 per year. The initial term of the lease expires on October 1, 2016. We have the option to extend the term of the lease for two consecutive periods of two years each. The rental rates (inclusive of taxes) for fiscal years 2007, 2008, 2009 and 2010 per month were $37,144, $37,144, $38,964 and $38,463, respectively. As of January 1, 2011, we have an estimated $4.0 million commitment related to this lease, including the optional extension periods.

        Part-Time Arrangement.    From October 2009 through the completion of our initial public offering, Mr. Rosenbaum received $50,000 per year for his part-time work assessing and reviewing potential store locations in addition to $1,000 per day for each real-estate site visit.

        After the completion of our initial public offering, we began paying Mr. Rosenbaum $25,000 a year for his part-time services. We also agreed to pay Mr. Rosenbaum a fee of $1,000 per day for his visits to potential store locations where he reviews and assesses the suitability of the location.

  Arrangements with Britt Bauguss and Laurie Bauguss

        Laurie Bauguss, a consultant, is the daughter of Jerrold Rosenbaum, a director, and the sister of Beth Angelo, our Chief Merchandising Officer, Executive Vice President, President of Direct Sales and director. On October 1, 2006, Ms. Bauguss entered into an employment agreement, which terminated on November 2007 under which she earned approximately $211,250 for 2007, plus certain additional benefits aggregating $23,058. She worked as a non-contracted employee for fiscal year 2008 and earned $219,500, plus certain additional benefits aggregating approximately $12,922. In fiscal year 2009, she worked part of the year as a non-contracted employee and later as a consultant and earned $87,260 in the aggregate, plus certain additional benefits aggregating approximately $1,122. In fiscal year 2010, she worked as a consultant and earned consulting fees of $68,325.

        Britt Bauguss, Director of Construction, is the son-in-law of Jerrold Rosenbaum, a director, and the brother-in-law of Beth Angelo, our Chief Merchandising Officer, Executive Vice President, President of Direct Sales and director. On October 1, 2006, Britt Bauguss entered into an employment agreement, which agreement was amended on May 5, 2008 to extend the term until the date Mr. Bauguss' separation of employment with us for any reason (thereby making him an employee at will) and to provide for a base salary of $104,000. Under the agreement, Mr. Bauguss earned approximately $265,380 for 2007, $167,519 for 2008, $144,308 for 2009 and $170,000 for 2010 plus certain additional benefits aggregating approximately $24,528, $25,746, $25,537, $27,795 for fiscal year 2007, fiscal year 2008, fiscal year 2009 and fiscal year 2010, respectively. Mr. Bauguss received a payment of $40,000 upon completion of our initial public offering under our success bonus plan and we awarded him an option grant in the amount of 7,500 shares at an exercise price equal to the initial public offering price. This award vests over four years and the term of the option is 10 years.

PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

        We are asking stockholders to approve an advisory resolution on the Company's 2010 executive compensation as reported in this proxy statement. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, prior to our initial public offering on October 14, 2010, we were a privately held company with a relatively small number of stockholders. As a result, we were not previously subject to any stock exchange listing or SEC rules requiring a majority of our board of directors to be independent or relating to the formation and functioning of board committees, including audit, compensation and nominating committees. Most, if not all, of our prior compensation policies and determinations, including those made for fiscal year 2010, have been the product of discussions between our Chief Executive Officer and our compensation committee existing prior to our initial public offering.

        Our compensation committee will review our existing compensation approach to determine whether such approach is appropriate given that we are now a public company. Our compensation committee has retained a compensation consultant to assist with the review of 2011 executive compensation. Accordingly, the compensation paid to our named executive officers for fiscal year 2010 is not necessarily indicative of how we will compensate our named executive officers in the future.

        We urge stockholders to read the "Compensation Discussion and Analysis" beginning on page 18 of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative that follow the Compensation Discussion and Analysis, which provide detailed information on the compensation of our named executive officers.

        In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

    RESOLVED, that the stockholders of Body Central Corp. (the "Company") approve, on an advisory basis, the 2010 compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2011 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the board of directors. Although non-binding, the board and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our board of directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

 PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

        Pursuant to recently adopted Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two years or every three years.

        After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company's executive compensation programs are designed to promote a long-term connection between pay and performance, the board of directors recognizes that executive compensation decisions are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that the advisory vote on executive compensation occurs well after the beginning of the compensation year. Since the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of stockholders. We nevertheless believe that an annual advisory vote on executive compensation is consistent with our executive compensation philosophy, policies and practices.

        This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Although non-binding, the board and the compensation committee will carefully review the voting results. Notwithstanding the board's recommendation and the outcome of the stockholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Our board of directors recommends stockholders vote to conduct future advisory votes on executive compensation every year.

 PROPOSAL NO. 4
PROPOSED AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION

        On March 22, 2011, our board of directors approved, subject to approval by our stockholders, an amendment to our Third Amended and Restated Certificate of Incorporation to reduce the total number of authorized shares of common stock to 45 million shares. We currently have 150 million shares of common stock and 5 million shares of preferred stock authorized under our Third Amended and Restated Certificate of Incorporation. On the record date, 15,655,957 shares of common stock were issued and outstanding and no preferred shares were issued or outstanding. Our board of directors believes that 45 million authorized shares of common stock will be adequate to meet the Company's needs for the foreseeable future.

        Our board of directors believes that the share reduction would be in the best interests of our Company because the reduction in the total number of authorized shares should save over $100,000 in annual Delaware franchise taxes. The amendment will have no impact on any outstanding shares of our common stock.

        If the amendment is adopted by stockholders, we will file an amendment to our Third Amended and Restated Certificate of Incorporation on or after May 25, 2011. A copy of the proposed amendment is attached as Appendix A to this proxy statement.

Our board of directors recommends a vote FOR the amendment to the Third Amended and
Restated Certificate of incorporation.

 PROPOSAL NO. 5
APPROVAL OF THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
AS AMENDED AND RESTATED

        Our board of directors has unanimously approved an amendment and restatement of our Amended and Restated 2006 Equity Incentive Plan, which we refer to in this proxy statement as the Plan, subject to stockholder approval. If approved by stockholders, the Plan as amended and restated will permit up to 250,000 of the remaining 1,495,929 shares of our common stock reserved for future issuance as of March 21, 2011 under the Plan to be in the form of restricted stock awards and will allow certain awards under the Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, which we refer to herein as Section 162(m), if the compensation committee of our board of directors chooses to qualify the awards in other respects. The significance of qualification as performance-based compensation under Section 162(m) is explained further below.

General

        Our board of directors adopted the Plan effective September 29, 2006. The Plan was amended in July 2007 and was amended and restated upon completion of our initial public offering. Subsequent to our initial public offering, the board adopted, subject to stockholder approval, an amended and restated version of the Plan to permit up to 250,000 of the remaining 1,495,929 shares of our common stock reserved for future issuance as of March 21, 2011 under the Plan to be granted in the form of restricted stock awards, to add performance goals to the Plan that, if approved by stockholders, will permit restricted stock to qualify as performance-based compensation under Section 162(m) and to make other related changes to the Plan.

        Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the three other highest compensated executive officers, not including the chief financial officer, of publicly-traded companies, such as ours. The deduction limit does not apply to performance-based compensation that satisfies Section 162(m)'s requirements, which include stockholder approval of the material terms of the performance goals under which the compensation is to be paid and individual award limits. Section 162(m) provides a grace period for newly public companies during which compensation paid pursuant to certain equity awards made under plans that were in place prior to the newly public company's initial public offering is not subject to the deduction limit of Section 162(m). The Plan, prior to its amendment and restatement, was subject to this grace period. The grace period expires if the plan that was in place prior to the initial public offering is materially modified, however, and the amendment and restatement of the Plan may constitute such a material modification. As a result, equity awards under the Plan may become subject to the deduction limit of Section 162(m) unless they qualify as performance-based compensation.

        The board believes that stockholder approval of the amendment and restatement of the Plan is desirable because it would allow the compensation committee more flexibility in the type of awards that it may grant to participants in the Plan. Currently, the Plan only provides for the grant of incentive stock options and nonstatutory stock options. Our board believes that its ability to attract, retain and motivate top talent would be facilitated by additional flexibility in the types of awards that it may grant under the Plan. Stockholder approval also would permit grants of stock options and restricted stock under the Plan (depending on the terms of the award) to qualify as performance-based compensation for purposes of Section 162(m) as discussed above.

        If the Plan as amended and restated is approved by stockholders, it will be effective for grants made on and after the date of such approval. If the Plan as amended and restated is not approved by stockholders, the Plan as it existed prior to the amendment and restatement will continue in effect, and we may continue to grant equity awards as permitted by the Plan in that form, although such awards would not be able to qualify as performance-based compensation under Section 162(m).

New Plan Benefits.

        We cannot currently determine the awards that may be granted under the Plan in the future to the executive officers named in this proxy statement, other officers, directors or other persons. The compensation committee of our board of directors, or the board of directors, will make such determinations from time to time.

        As of March 21, 2011 1,495,929 shares of our common stock were reserved for future issuance under the Plan. As of March 21, 2011, 150,280 shares of common stock had been issued upon the exercise of options granted under the Plan and options to purchase 928,990 shares were outstanding and unexercised under the Plan at a weighted average exercise price of $5.00 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes the number of stock options issued and the weighted-average exercise price of such stock options and the number of securities remaining to be issued under all outstanding equity compensation plans as of January 1, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,094,094	$4.45	552,115

Equity compensation plans not approved by security holders	—	—	—

Total	1,094,094	$4.45	552,115

Description of the Plan

        The following is a summary of the material terms of the Plan as amended and restated, indicating material differences from the Plan as currently in effect. The summary does not include all of the provisions of the Plan. For further information about the Plan, please refer to the copy of the Plan as amended and restated that we have filed as Appendix B to this proxy statement.

        The purpose of the Plan is to encourage ownership of our common stock by our employees, consultants and directors and to provide additional incentives for them to promote the success of our business. The Plan currently provides for the grant of incentive stock option and nonstatutory stock options, which we collectively refer to as "options" in connection with the Plan. The Plan as amended and restated also provides for the grant of shares of restricted stock, which, together with the options, we refer to as "awards" in connection with the Plan. Non-employee directors and officers and other employees of us and our affiliates, as well as others performing consulting services for us, are eligible for grants under the Plan.

Administration

        The compensation committee of the board of directors administers the Plan, although the board itself also may exercise any of the powers and responsibilities under the Plan. Subject to the terms of the Plan, the compensation committee selects the recipients of awards and determine, among other things, the:

  •
  form of award agreement;

  •
  whether options will be incentive stock options or nonstatutory stock options;

  •
  time of grant of an award;

  •
  number of shares subject to an award;

  •
  exercise price of an option and the method of payment of the exercise price;

  •
  term of an option;

  •
  exercise date of an option and any acceleration thereof;

  •
  effect of a participant's termination of employment or other relationship with our company on an award; and

  •
  other terms and conditions of each award.

Available Shares

        The aggregate number of shares of our common stock which may be issued or subject to outstanding awards under the Plan may not exceed 1,646,209 shares, which may be either authorized and unissued shares of our common stock or shares of common stock held in our treasury, and any or all of which may be issued pursuant to incentive stock options. Under the Plan as amended and restated, up to 250,000 of these shares also may be issued pursuant to restricted stock awards. In general, if awards under the Plan are for any reason cancelled, or expire or terminate, without having been exercised or earned, as applicable, in full, the number of shares covered by such awards that were not purchased will again be available for the grant of awards under the Plan.

Eligibility for Participation

        Non-employee members of our board of directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the Plan. The selection of participants is within the sole discretion of the compensation committee. We currently have six non-employee directors and approximately 2,400 employees who are eligible to participate in the Plan.

Stock Options

        The Plan provides for the grant of incentive stock options and nonstatutory stock options, both of which are described further below. In order to qualify options granted under the Plan as "performance-based compensation" under Section 162(m), we are required to establish limits on the number of shares that may be issued to any one participant. Accordingly, the Plan limits the number of shares of our common stock that may be covered by options granted to any one person in any calendar year to 411,552 shares.

  Incentive Stock Options

        Incentive stock options are options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The compensation committee will determine the exercise price for an incentive stock option, which may not be less than 100% of the fair market value of the stock underlying the option determined on the date of grant. In addition, incentive options granted to an employee who owns, or is deemed to own, more than 10% of the combined voting power of our stock, must have an exercise price of not less than 110% of the fair market value of the stock underlying the option determined on the date of grant.

  Nonstatutory Stock Options

        Nonstatutory stock options are options that do not qualify as incentive stock options. The compensation committee will determine the exercise price for a nonstatutory stock option, which may not be less than the fair market value of the stock underlying the option determined on the date of grant.

Restricted Stock

        The Plan as amended and restated provides for the grant of up to 250,000 shares pursuant to restricted stock awards. The maximum number of shares that may be granted as restricted stock awards under the Plan to any one person in any calendar year is 30,000. Restricted stock awards are shares of common stock that are initially subject to forfeiture and restrictions on transferability upon grant, but that will become vested (and transferable) if the recipient satisfies the vesting conditions specified by the compensation committee, which vesting conditions may include the achievement of performance goals such as those described below. Shares of restricted stock that are unvested at the time the recipient's employment or service relationship with our company is terminated will be forfeited unless the compensation committee provides otherwise. The committee may provide that some or all of the restricted stock will vest upon a change of control, as defined below. Any dividends or other distributions paid or delivered with respect to restricted stock will be subject to the same terms and conditions (including risk of forfeiture) as the shares of restricted stock to which they relate. Unless the compensation committee provides otherwise, holders of restricted stock will be entitled to vote their shares of restricted stock.

Performance Goals

        For purposes of the Plan as amended and restated, performance goals mean any goals the compensation committee establishes that relate to one or more of the following with respect to us or any one or more of our affiliates or business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on stockholder equity; total stockholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; market share; cost structure reduction; cost savings; operating goals; operating margin; profit margin; sales performance; comparable store sales; and internal revenue growth. In addition, in the case of awards that the compensation committee determines will not be considered performance-based compensation under Section 162(m), the compensation committee may establish other performance goals not listed in the Plan.

        As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the compensation committee and to the extent consistent with Section 162(m), will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing we identify in our audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of our annual report.

Transferability

        Awards granted under the Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the compensation committee may provide for the transferability of nonstatutory stock options at the time of grant or thereafter to certain family members.

Changes to Capital Structure

        In the event of certain types of changes in our capital structure, such as a share split, the number of shares reserved under the Plan and the number of shares and exercise price of all outstanding awards will be appropriately adjusted.

Change of Control

        In the event of a merger, consolidation, sale of all or substantially all of our assets, sale or exchange of all our common stock for cash, securities or other property or our liquidation or dissolution, the compensation committee shall have the discretion to provide for any or all of the following: (a) the assumption of outstanding awards or the substituting of equivalent rights by the acquiring or succeeding entity; (b) the termination of all unexercised options immediately prior to the transaction unless exercised within a specified period; (c) the exercise of outstanding options (in whole or in part) prior to or upon the transaction; (d) cash payments to be made to option holders equal to the excess, if any, of the acquisition price over the exercise price (net of tax withholdings); (e) the forfeiture of unvested shares of restricted stock upon the consummation of the transaction; (f) accelerated vesting of unvested shares of restricted stock prior to or upon the transaction; (g) a cash payment to be made to restricted stock holders equal to the acquisition price (net of tax withholdings); (h) the conversion of awards into the right to receive liquidation proceeds in connection with our liquidation or dissolution (net of tax withholdings); or (i) any combination of the foregoing.

Repricing Prohibited

        Except in connection with a change of control involving our company or changes to our capital structure, the terms of outstanding options may not be amended to reduce their exercise price, nor may outstanding options be cancelled in exchange for cash of for options with exercise prices that are less than the exercise prices of the original options, without stockholder approval.

International Participants

        The compensation committee may modify the terms of any award granted to a participant who is resident or primarily employed outside of the United States at the time an award is granted in any manner deemed necessary or appropriate to conform the award to laws, regulations and customs of the country in which the participant is then resident or primarily employed.

Amendment and Termination

        Subject to the limitations specified in the Plan, our board of directors may at any time amend any or all of the provisions of the Plan, or terminate it entirely. Except as otherwise provided in the Plan, the rights of a participant under awards outstanding at the time of any amendment or modification may not be impaired without the consent of the participant.

Certain Federal Income Tax Consequences

        The following summarizes certain federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

  Stock Options

        The grant of a stock option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant's subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

        In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

  Restricted Stock

        Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash with respect to restricted stock that are deferred until the restrictions lapse will constitute ordinary income to the participant at the time the restrictions on the stock lapse in the amount of the dividend and we will generally be entitled to a corresponding deduction for such dividends at the same time and the same amount as the participant recognizes income.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

        To the extent that a participant recognizes ordinary income and in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation under Section 162(m) and (ii) any applicable reporting obligations are satisfied. The Plan as amended and restated is designed to enable stock option awards and (depending on the terms of the award) restricted stock awards to constitute performance-based compensation for purposes of Section 162(m).

Our board recommends a vote FOR the proposal to approve our Amended and Restated 2006
Equity Incentive Plan as amended and restated.

PROPOSAL NO. 6
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
THE COMPANY'S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING
FIRM FOR FISCAL 2011

        The audit committee has appointed PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the fiscal year 2011, and has further directed that the board submit the selection of PricewaterhouseCoopers LLP for ratification by the stockholders at the annual meeting. During fiscal year 2010, PricewaterhouseCoopers LLP served as our independent registered certified public accounting firm. As described below, the stockholder vote is not binding on the audit committee. If the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the audit committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

        Our board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for fiscal year 2011. If the appointment is not ratified, our audit committee will consider whether it should select another independent registered certified public accounting firm.

 INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for fiscal years 2009 and 2010.

	Fiscal Year Ended
Fee Category	January 2, 2010	January 1, 2011
Audit Fees	$170,960	$758,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$170,960	$758,000

        Audit Fees:    Consists of fees billed or estimated to be billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that are typically provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

        Pursuant to the audit committee charter, the audit committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The policy also authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

 AUDIT COMMITTEE REPORT

        The audit committee of the board of directors has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

        The audit committee also reviewed our consolidated financial statements for fiscal 2010 with PricewaterhouseCoopers LLP, our independent auditors for fiscal 2010, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

        The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence and has considered whether the provision of non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 1, 2011 for filing with the Securities and Exchange Commission. The audit committee has selected PricewaterhouseCoopers LLP as our independent auditor for 2011.

        This report is submitted by the members of the audit committee:

John K. Haley, Chairman Martin P. Doolan Scott M. Gallin

 STOCKHOLDER PROPOSALS FOR THE 2012 MEETING

        Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in May 2012 must be received by us no later than December 13, 2011. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Under our amended and restated bylaws, notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the annual meeting and will not be placed on the agenda for the meeting. However, in the event that less than 70 days notice or public disclosure of the annual meeting is given to stockholders, notice must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

OTHER MATTERS

        The board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the board to vote the shares represented by them in accordance with their best judgment.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
BODY CENTRAL CORP.

        Body Central Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST:    The name of the Corporation is "Body Central Corp." The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was August 1, 2006, originally incorporated under the name "Body Central Acquisition Corp.", which was amended and restated with the Secretary of State of the State of Delaware on September 29, 2006 and further amended and restated on March 16, 2007, and further amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on October 13, 2010 and further amended and restated with the Secretary of State of the State of Delaware on October 20, 2010.

        SECOND.    That the Board of Directors of the Corporation adopted a resolution pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), proposing and declaring advisable the amendment to Article Four—Section 1 of the Third Amended and Restated Certificate of Incorporation (the "Restated Certificate") and directed that said amendment be submitted for the consideration of the Corporation's stockholders at the next annual meeting thereof. Article Four—Section 1 of the Restated Certificate is hereby amended and restated in its entirety as follows:

          "Section 1.    Authorized Shares.    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of:

          (a)   forty five million (45,000,000) shares of common stock, par value $.001 per share ("Common Stock"); and

          (b)   five million (5,000,000) shares of undesignated preferred stock, par value $.001 per share (the "Undesignated Preferred Stock").

          The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation."

        THIRD:    That thereafter, at the annual meeting of stockholders of the Corporation duly held on May 25, 2011, upon notice and in accordance with Section 222 of the DGCL, the necessary number of shares as required were voted in favor of the amendment.

        FOURTH:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

        FIFTH:    At the Annual Meeting of the Stockholders of the Corporation, duly called and held, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with Section 242 of the DGCL.

        SIXTH:    That this Certificate of Amendment of the Restated Certificate shall be effective on the date of filing with the Secretary of the State of Delaware.

A-1

        IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [                ] day of [                        ], 2011 and affirms the statements contained herein as true under penalty of perjury.

BODY CENTRAL CORP.
By:	B. Allen Weinstein President and Chief Executive Officer

A-2

APPENDIX B

BODY CENTRAL CORP.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

As Amended Effective March 21, 2011

 BODY CENTRAL CORP.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

1.     Purpose

        This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code to the extent that Incentive Options are granted hereunder, but not all Options granted hereunder are required to be Incentive Options. The Plan also permits the grant of Restricted Stock.

2.     Definitions

        As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

        2.1   "Accelerate", "Accelerated", and "Acceleration", when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms.

        2.2   "Affiliate" means any corporation, partnership, limited liability company, business trust, or other person or entity controlling, controlled by or under common control with the Company.

        2.3   "Award" means any grant pursuant to the Plan of an Option or shares of Restricted Stock.

        2.4   "Award Agreement" means an Option Agreement or a Restricted Stock Agreement.

        2.5   "Board" means the Company's board of directors.

        2.6   "Change of Control" means the occurrence of any of the following after the date of the approval of the Plan by the Board:

          (a)   a Transaction (as defined in Section 9.3), unless securities possessing more than 50% of the total combined voting power of the survivor's or acquiror's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company's outstanding securities immediately prior to that transaction, or

          (b)   any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities unless pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board recommends such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

          (c)   over a period of thirty-six (36) consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

          (d)   a majority of the Board votes in favor of a decision that a Change of Control has occurred.

        2.7   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

        2.8   "Committee" means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan, and which shall be composed solely of two or more directors, each of whom qualifies as a "non-employee director" within the meaning of Rule 16b-3, promulgated under the Exchange Act, and as an "outside director" within the meaning of Code Section 162(m). For any period during which no such committee is in existence, "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

        2.9   "Common Stock" means common stock, par value $0.001 per share, of the Company.

        2.10 "Company" means Body Central Corp., a corporation organized under the laws of the State of Delaware.

        2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.12 "Grant Date" means the date as of which an Option is granted, as determined under Section 7.1.

        2.13 "Incentive Option" means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.14 "Market Value" means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on The NASDAQ Global Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of Awards effective as of the effective date of the Company's initial public offering, Market Value of Common Stock shall be the price at which the Company's Common Stock is offered to the public in its initial public offering.

        2.15 "Nonstatutory Option" means any Option that is not an Incentive Option.

        2.16 "Option" means an option to purchase shares of Common Stock.

        2.17 "Option Agreement" means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

        2.18 "Optionee" means a person to whom an Option shall have been initially granted under the Plan.

        2.19 "Participant" means an eligible individual under Section 6.1 who has been granted an Award.

        2.20 "Performance Goal" means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Affiliates or business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on stockholder equity; total stockholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; market share; cost structure reduction; cost savings; operating goals; operating margin; profit margin; sales performance; comparable store sales; and internal revenue growth. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of the Company's annual report. In addition, in the case of Awards that the Committee determines at the date of grant will not be considered "performance-based compensation" under Code Section 162(m), the Committee may select other Performance Goals, including individual goals, not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

        2.21 "Period of Restriction" means the period during which shares of Restricted Stock may not be transferred and/or are subject to a substantial risk of forfeiture.

        2.22 "Plan" means this Amended and Restated 2006 Equity Incentive Plan of the Company, as amended and in effect from time to time, and including any attachments or addenda hereto.

        2.23 "Restricted Stock" means shares of Common Stock that are subject to a Period of Restriction.

        2.24 "Restricted Stock Agreement" means an agreement between the Company and the recipient of an Award of shares of Restricted Stock, or other notice of grant of such an Award, setting forth the terms and conditions of such Award.

        2.25 "Securities Act" means the Securities Act of 1933, as amended.

        2.26 "Ten Percent Owner" means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.     Term of the Plan

        Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the effective date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan. Awards of

Incentive Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval.

4.     Stock Subject to the Plan

        Subject to the provisions of Section 9 of the Plan, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including, without limitation, pursuant to Incentive Options), exceed 1,646,209 shares of Common Stock; provided that no more than 250,000 shares of Common Stock may be granted pursuant to Restricted Stock Awards. For purposes of applying the foregoing limitations, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Common Stock and, without limiting the generality of the foregoing:

          (a)   if any Option expires, terminates, or is cancelled for any reason without having been exercised in full the shares not purchased by the Optionee shall again be available for Awards thereafter to be granted under the Plan;

          (b)   if any Option is exercised by delivering previously owned shares of Common Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Common Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan;

          (c)   any shares of Common Stock either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate shall again be available for issuance under the Plan; and

          (d)   if all or any portion of an Award of Restricted Stock is forfeited or terminated for any reason, then the shares subject to such Award that are forfeited shall be available for the grant of a new Award under the Plan, and shall not count against the 250,000 share limit applicable to Restricted Stock.

        Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. For the avoidance of doubt, all share numbers herein give effect to the Company's 25.40446-for-1 stock split that occurred in connection with the Company's initial public offering.

5.     Administration

        The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time if such Awards are not intended to qualify as performance-based compensation under Code Section 162(m). Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant or director to receive the Award; (b) the form of Award Agreement; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (d) the time of granting an Award; (e) the number of shares subject to an Award; (f) the exercise price of an Option and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the exercise date or dates of an Option and any acceleration thereof; (i) the effect of termination of any employment, consulting or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option or on an Award of Restricted Stock; and (j) the other terms and conditions of each Award, including but not limited to the Period of Restriction applicable to any Award of Restricted Stock.

        In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.     Authorization and Eligibility of Grants

        6.1    Eligibility; Individual Award Limits.    The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options granted to any one person in any one calendar year exceed 411,552 shares of Common Stock, nor shall the number of shares of Common Stock granted pursuant to Restricted Stock Awards to any one person in any one calendar year exceed 30,000 shares of Common Stock, subject in each case to adjustment pursuant to Section 9 of the Plan.

        6.2    General Terms of Awards.    Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to, as applicable, that type of Option set out in the following Section 7 or Restricted Stock set out in the following Section 8), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective recipient of an Award shall have any rights with respect to an Award, unless and until such recipient has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.     Specific Terms of Options

        7.1    Date of Grant.    The granting of an Option shall take place at the time specified in the Option Agreement. Only if expressly so provided in the applicable Option Agreement shall the Grant Date be the date on which the Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

        7.2    Exercise Price.    The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Common Stock may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date.

        7.3    Option Period.    No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. No Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date.

        7.4    Exercisability.    An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of such Incentive Option would not cause such Incentive Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to such Acceleration.

        7.5    Effect of Termination of Employment, Consulting or Board Member Relationship.    Unless the Committee shall provide otherwise with respect to any Option, if the Optionee's employment, consulting, Board member relationship or other association with the Company and its Affiliates ends for any reason, including because an entity with which the Optionee has an employment, consulting or Board member relationship ceases to be an Affiliate of the Company, any outstanding Option held by an Optionee shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Optionee continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Optionee's return from leave, if ever.

        7.6    Non-Transferability.    Except as otherwise provided in this Section 7.6, Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as otherwise provided in this Section 7.6, all of an Optionee's rights in any Option may be exercised during the life of the Optionee only by the Optionee or the Optionee's legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty (50) percent of the voting interests.

        7.7    Method of Exercise.    An Option may be exercised by an Optionee giving written notice, in the manner provided in Section 18, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased, or, subject in each instance to the Committee's approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

          (a)   by delivery to the Company of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased, or

          (b)   by surrender of the Option as to all or part of the shares of Common Stock for which the Option is then exercisable in exchange for shares of Common Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option.

        If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to any Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares of Common Stock shall be fully paid and nonassessable.

        7.8    Limit on Incentive Option Characterization.    An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

        7.9    Notification of Disposition.    Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares of Common Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

        7.10    Rights Pending Exercise.    No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

8.     Specific Terms of Restricted Stock Awards

        8.1    Grant of Award.    Subject to the terms and provisions of the Plan, the Committee shall have the authority to determine the number of shares of Restricted Stock to which an Award shall relate, the term of the Period of Restriction and conditions for lapse thereof, which may include the achievement of designated Performance Goals, and any other terms and conditions of an Award.

        8.2    Period of Restriction.    Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and shall be subject to a substantial risk of forfeiture, until the termination of the applicable Period of Restriction as set forth in the Participant's Restricted

Stock Agreement or provided herein. During the Period of Restriction, the Company shall have the right to hold the shares of Restricted Stock in escrow.

        8.3    Certificate Legend.    Each certificate representing shares of Restricted Stock shall bear the following legend:

  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Body Central Corp. Amended and Restated 2006 Equity Incentive Plan, as amended from time to time, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated                        . A copy of the Plan, such rules and procedures and such Restricted Stock Agreement may be obtained from the Secretary of Body Central Corp."

        8.4    Removal of Restrictions.    Except as otherwise provided in the Plan or the terms of an Award Agreement, shares of Restricted Stock shall become vested in, and freely transferable by, the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.3 removed from his or her stock certificate.

        8.5    Voting Rights.    Unless determined otherwise by the Committee, during the Period of Restriction, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares of Common Stock.

        8.6    Dividends and Other Distributions.    Any dividends or other distributions paid or delivered with respect to shares of Restricted Stock will be subject to the same terms and conditions (including risk of forfeiture) as the shares of Restricted Stock to which they relate and payment or delivery thereof will be deferred accordingly and occur no later than forty-five (45) days after such shares of Restricted Stock are no longer subject to a risk of forfeiture or otherwise are fully vested.

        8.7    Effect of Termination of Employment, Consulting or Board Member Relationship.    Unless the Committee shall provide otherwise with respect to any Award of Restricted Stock, if the employment, consulting, Board member relationship or other association with the Company and its Affiliates of any Participant who has been granted an Award of Restricted Stock ends for any reason, including because an entity with which such Participant has an employment, consulting or Board member relationship ceases to be an Affiliate of the Company, any outstanding Award of Restricted Stock still subject on the date of such termination to a Period of Restriction shall be forfeited and cancelled effective immediately upon such termination. Cessation of the performance of services in one capacity—for example, as an employee—shall not result in such forfeiture and cancellation while the Participant continues to perform services in another capacity—for example, as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant's return from leave, if ever.

        8.8    Other Restrictions.    The Committee may impose such other restrictions on any Awards granted pursuant to the Plan (including after the Period of Restriction lapses) as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Committee may legend certificates to give appropriate notice of such restrictions.

9.     Adjustment Provisions

        9.1    Adjustment for Corporate Actions.    All of the share numbers set forth in the Plan reflect the capital structure of the Company as of October 13, 2010. Subject to the provisions of Section 9.2, if subsequent to such date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, Section 6.1 and Section 8.1, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable) and (iv) subject to Section 9.2, to the Performance Goals applicable to an Award.

        9.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Common Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria (including any Performance Goals) included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding anything to the contrary in this Section 9, the Committee shall be permitted to adjust the Performance Goals relating to an Award only to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such.

        9.3    Transactions.

          (a)   Definition of Transaction. In this Section 9.3, "Transaction" means (1) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all of the Common Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.

          (b)   Treatment of Award. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards.

            (1)   Provide that such Awards shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

            (2)   Upon written notice to the holders of Options, provide that the holders' unexercised Options will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

            (3)   Provide that outstanding Options shall become exercisable in whole or in part prior to or upon the Transaction.

            (4)   Provide for cash payments, net of applicable tax withholdings, to be made to holders of Options equal to the excess, if any, of (A) the acquisition price times the number of shares of Common Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Common Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefor prior to or upon the Transaction. For this purpose, "acquisition price" means the amount of cash, and market value of any other consideration, received in payment for a share of Common Stock surrendered in a Transaction.

            (5)   Upon written notice to holders of Restricted Stock, provide that the holders' shares of Restricted Stock that remain subject to a Period of Restriction will terminate and be forfeited immediately prior to the consummation of such Transaction.

            (6)   Provide that outstanding Awards of Restricted Stock that remain subject to a Period of Restriction shall become fully vested and no longer subject to such Period of Restriction in whole or in part prior to or upon the Transaction.

            (7)   Provide for a cash payment, net of applicable tax withholdings, to be made to holders of Restricted Stock equal to the acquisition price times the number of shares of Restricted Stock in exchange for the termination of such Restricted Stock. For this purpose, "acquisition price" means the amount of cash, and market value of any other consideration, received in payment for a share of Common Stock surrendered in a Transaction.

            (8)   Provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings and that shares of Restricted Stock shall convert into the right to receive liquidation proceeds net of any applicable tax withholdings.

            (9)   Any combination of the foregoing.

          For purposes of paragraph (1) above, an Award shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if following consummation of the Transaction the Award confers the right to purchase (in the case of an Option) or receive the value of, for each share of Common Stock subject to the Award immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received in respect of the Award (in the case of an Option, upon the exercise of the Option) to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Transaction.

          (c)   Related Matters. In taking any of the actions permitted under this Section 9.3, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 9.3, including but not limited to the market value of other consideration received by holders of Common Stock in a Transaction and whether substantially equivalent Options have been substituted, shall be made by the Committee acting in its sole discretion.

          None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

        9.4    Related Matters.    Any adjustment in Awards made pursuant to this Section 9 shall be determined and made, if at all, by the Committee, acting it is sole discretion, and shall include any correlative modification of terms, including, in the case of Options, of exercise prices, rates of vesting or exercisability, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 9. The Committee, in its sole discretion, may determine that no fraction of a share shall be purchasable or deliverable upon exercise, and in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 9 shall result in an exercise price which is less than the par value of the Common Stock.

10.   Settlement of Awards

        10.1    In General.    Awards shall be settled in accordance with their terms.

        10.2    Violation of Law.    Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

          (a)   the shares of Common Stock are at the time of the issue of such shares effectively registered under the Securities Act; or

          (b)   the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act or any applicable state securities laws.

          The Company shall make all reasonable efforts to bring about the occurrence of said events.

        10.3    Corporate Restrictions on Rights in Common Stock.    Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Third Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, if the Committee so directs at or after the time of grant, the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by any agreement that the Committee shall require in its sole discretion. In addition, any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        10.4    Investment Representations.    The Company shall be under no obligation to issue any shares covered by an Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant to whom the Award is granted shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

        10.5    Registration.    If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        10.6    Lock-Up.    Without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the one hundred-eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company (or such shorter period as designated by the Company or the managing underwriter). The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to, or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality of the foregoing provisions of this Section 10.6, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company's directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and officers.

        10.7    Placement of Legends; Stop Orders; Etc.    Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, under any agreement between the Company and any Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law or other legal requirements and the provisions of the Plan or any agreement between the Company and the Participant with respect to such securities, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        10.8    Tax Withholding.    Whenever the grant, exercise, vesting or payment of an Award results in the obligation of the Company to withhold taxes, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of a Participant. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares not subject to a Period of Restriction to satisfy their tax obligations. Participants may only elect to have shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11.   Reservation of Common Stock

        The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.   No Special Service Rights

        Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting, Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment, consulting, Board member relationship or other association with the Company and its Affiliates.

13.   Unfunded Status of Plan

        The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security

Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments with respect to Awards, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.   Nonexclusivity of the Plan

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.   No Guarantee of Tax Consequences

        Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to any Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an "incentive stock option" within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, will or will not apply.

16.   Termination and Amendment of the Plan.

        Subject to the limitations contained in Section 16.2 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

        16.1    Termination or Amendment of Outstanding Awards; Assumptions.    Subject to the limitations contained in Section 16.2 below, including specifically the requirement of stockholder approval if applicable, the Committee may at any time:

          (a)   amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;

          (b)   accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Common Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and

          (c)   (i) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (ii) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

        16.2    Limitations on Amendments, Etc.    Without the approval of the Company's stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Common Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Furthermore, except in connection with a corporate transaction involving the Company, the terms of outstanding Options may not be amended to reduce their exercise price, nor may outstanding Options be cancelled in exchange for cash or for Options with exercise prices that are less than the exercise prices of the original Options, without stockholder approval.

        No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant's consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

        16.3    Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limits of Section 4, Section 6.1 or Section 8.1.

17.   Interpretation of the Plan

        In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Award Agreement was authorized and approved by the Committee at the time of the grant of the Award evidenced by such Award Agreement or is ratified by the Committee at any time subsequent to the grant of such Award, in which case the conflicting provision in such Award Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 17, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Participant, the provisions of such agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions.

18.   Notices and Other Communications

        Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

19.   Governing Law

        The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

BODY CENTRAL CORP.

6225 POWERS AVENUE

JACKSONVILLE, FL 32217

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32988-P11223	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BODY CENTRAL CORP.		For All	Withhold All	For All Except

The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Directors

Nominees
01) Scott M. Gallin
02) Carlo A. von Schroeter
03) Donna R. Ecton

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Approval of an advisory resolution on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

3.	An advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.		For	Against	Abstain

4.	To amend the Company’s Third Amended and Restated Certificate of Incorporation in order to reduce the total number of authorized shares.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

5.	To approve the Company’s Amended and Restated 2006 Equity Incentive Plan as amended and restated.	☐	☐	☐

6.	To ratify of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for fiscal 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M32989-P11223

BODY CENTRAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2011

The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, appoints B. Allen Weinstein and Julia B. Davis, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of stock of Body Central Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and any and all adjournments or postponements thereof to be held on May 25, 2011, beginning at 9:30 a.m. local time, in The Florida Room of the River Club, One Independent Drive, 35th Floor, Jacksonville, Florida 32202.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side